Exhibit 10.15

PHARMAXIS LTD

ACN 082 811 630

EMPLOYEE OPTION PLAN

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATIONS	1
2	GRANT OF OPTIONS	3
3	MAXIMUM NUMBER OF OPTIONS	4
4	NOTICE OF GRANT OF OPTIONS	4
5	EXERCISE OF OPTIONS	5
6	LAPSE OF OPTIONS	6
7	BUY BACK	7
8	NO TRANSFERS	7
9	QUOTATION OF OPTIONS AND SHARES	7
10	VARIATIONS OF CAPITAL AND PARTICIPATION RIGHTS	8
11	LIQUIDITY EVENTS	10
12	PLAN AND OPTION AMENDMENTS	10
13	ADMINISTRATION	10
14	NOTICES	11
15	TERMINATION OF THE PLAN	11
16	GOVERNING LAW	11

Approved by the Board 12th May 2003 Name change Feb 2005

Pharmaxis Ltd

ACN 082 811 630

EMPLOYEE OPTION PLAN

1	DEFINITIONS AND INTERPRETATIONS

1.1 Definitions

In this Plan unless there is something in the subject or context inconsistent, the following terms have the following meaning:

“Board” means the Board of Directors from time to time of the Company, or any sub-committee of the Board of the Company to which responsibility for this Plan is delegated from time to time;

“Business Day” means any day on which banks (as that expression is defined in the Banking Act 1959) are open for normal banking business in Sydney, New South Wales other than a Saturday, Sunday or public holiday;

“Company” means Pharmaxis Ltd ABN 75 082 811 630;

“Corporations Act” means the Corporations Act 2001 (“Cth”);

“Directors” means the Directors from time to time of the Company;

“Exercise Price” in respect of an Option, means the price determined in accordance with Clause 6.10;

“Eligible Person” means any person considered by the Board to be employed by the Company or any other entity in the Group whether full time, part time or on a long term casual basis and includes all executive and non-executive directors;

“Expert” means the person appointed at any time and from time to time by the Board (being a person reasonably believed by the Board to be a competent valuer) to determine the Market Value of a Share;

“Group” means the Company and all of its Subsidiaries or other related bodies corporate;

“Listed” means that a class of securities of the Company are admitted to the official list of, or otherwise listed on, a securities exchange;

“Listing Rules” means the listing rules of a securities exchange on which the Company is Listed;

“Liquidity Event” means:

(a)	while the Company is not listed, a disposal of the whole or substantially the whole of the property, business and undertaking of the Company;

Approved by the Board 12th May 2003 Name change Feb 2005

(b)	while the Company is not Listed, a disposal by the holders of 100% of the Shares in the Company of their Shares, or the acquisition by one of the shareholders in the Company of all of the remaining Shares, other than in the context of a solvent reconstruction where underlying beneficial ownership remains substantially unchanged; or

(c)	if the Company is Listed, a target statement is issued by the Company in respect of a takeover offer for all the Shares of the Company ;

“Market Value” in relation to a Share, means the amount determined by the Board as being the market value of the Share, calculated having regard to such matters and factors as the Board may consider to be relevant to the Company including without limitation:

(a)	the profitability of the Company;

(b)	future prospects and opportunities;

(c)	recent transactions and developments of other companies of a similar type or engaged in a similar business to that of the Company; and/or

(d)	the value as determined by the Expert (applying generally accepted valuation methods) provided that the decision as to whether or not to engage an Expert shall rest entirely in the discretion of the Board;

“Option” means an option to acquire Shares pursuant to the Plan;

“Optionholder” means a person who holds an Option(s) granted under and in accordance with this Plan;

“Plan” means this Employee Option Plan as amended from time to time;

“Share” means a fully paid ordinary share in the capital of the Company;

“Shareholders’ Agreement” means a shareholders’ agreement entered into between the Company and the shareholders of the Company;

“Subsidiary” has the meaning given to that expression in the Corporations Act.

1.2    Interpretation

In this Plan unless there is something in the subject or context inconsistent:

1.2.1	a reference to any legislation or to any provision of any legislation shall include any modification or re-enactment of, or any legislative provision substituted for, and all legislation and statutory instruments issued under, such legislation or such provision and shall include the corresponding legislation in such other State or Territory of the Commonwealth of Australia as may be relevant from time to time;

1.2.2	words (including words defined in this Plan) denoting the singular number shall include the plural and vice versa;

[1]	Discuss

1.2.3	words importing natural persons shall (where appropriate) include corporations, firms, unincorporated associations, partnerships, trusts and any other entities recognised by law and vice versa;

1.2.4	words denoting any gender shall include all genders;

1.2.5	words “written” and “in writing” include any means of visible reproduction of words in a tangible and permanently viable form;

1.2.6	references to Clauses are references to the Clauses of this Plan;

1.2.7	a reference to any document or agreement shall be deemed to include references to such document or agreement as novated, supplemented, varied or replaced from time to time; and

1.2.8	the headings in this Plan are for the purpose of more convenient reference only and shall not form part of this Plan or affect its construction or interpretation.

1.3    Business Days

Except where otherwise expressly provided, where under or pursuant to this Plan the day on or by which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing shall be done on the immediately succeeding Business Day.

1.4    Successors and Assigns

The obligations and liabilities imposed and the rights and benefits conferred on persons under this Plan shall be binding upon and enure in favour of the respective persons and each of their respective successors in title, legal personal representatives and permitted assigns.

1.5    Commencement of the Plan

Subject to any necessary shareholder approval, this Plan takes effect from the date determined by the Board. This Plan is an amendment of the preceding plan under which the Company has issued certain Options. The Options granted under the previous plan are hereby amended to conform to the terms of this Plan.

2	GRANT OF OPTIONS

2.1	Subject to Clause 2.3, the Board may, in its discretion and from time to time, grant to Eligible Persons any number of Options on such terms as they may determine in accordance with these rules.

2.2	The Board may from time to time delegate to the Chief Executive Officer of the Company or the Remuneration Committee, the authority to grant Options and determine the terms on which those Options are granted to Eligible Persons or specified categories of Eligible Persons.

2.3	If and to the extent applicable at any time, the grant of Options under this Plan generally or to particular Eligible Persons is subject to receipt of any necessary shareholder or other approvals under:

2.3.1	the Corporations Act 2001 or any other law applicable to the Company; and

2.3.2	if the Company is Listed, the applicable Listing Rules.

2.4	Subject to any limitations under the Corporations Act 2001 or any other law applicable to the Company, when granting Options to an Eligible Person the Board:

2.4.1	must determine the date on which the Options are to lapse (if not exercised or lapsed in accordance with this Plan before that date);

2.4.2	may determine the dates on which the Options vest in the Optionholder and thereby become exercisable by the Optionholder; and

2.4.3	may determine any other conditions which must be satisfied before the Options vest in the Optionholder or are otherwise exercisable by the Optionholder.

2.5	Options must be granted on the terms of this Plan and each Optionholder will be taken to have agreed to be bound by the terms of this Plan and on the terms those Options are granted, on the grant of Options to that Optionholder.

2.6	Neither this Plan nor any Option shall confer upon any Optionholder any right with respect to continuing the Optionholder’s relationship as an Eligible Person with the Company, nor shall it interfere with his or her right or the Company’s right to terminate such relationship.

3	MAXIMUM NUMBER OF OPTIONS

3.1	The maximum number of Options that may be granted under this Plan from time to time is limited to:

3.1.1	15% of the total number of shares on issue in the capital of the Company (calculated as if all securities convertible into Shares had been converted into Shares);

3.1.2	if the Company is Listed, such number as is consistent with any applicable Listing Rules; and

3.1.3	to such number having regard to regulatory constraints under the Corporations Act or any other law applicable to the Company.

4	NOTICE OF GRANT OF OPTIONS

4.1	When Options are granted to an Eligible Person, the Eligible Person (now an Optionholder) is to be notified by the Company of the grant. The notice is to specify:

4.1.1	the number of Options granted;

4.1.2	the Exercise Price of the Options granted;

4.1.3	the date on which the Options lapse as determined by the Board under Clause 2.4;

4.1.4	if applicable, the dates on which the Options vest as determined by the Board under Clause 2.4; and

4.1.5	if applicable, any conditions attaching to vesting of the Options as determined by the Board under Clause 2.4.

4.2	An Eligible Person may, within ten (10) business days after receipt of a notice of grant under Clause 4.1, by notice to the Company, decline to accept some or all of the Options referred to in the notice of grant. If notice is received from an Eligible Person under this rule, the Options will not be granted to that person. If no notice is received under this rule, the Options are deemed granted to that person.

4.3	The Board may determine whether or not an Eligible Person may or may not have to pay consideration for the grant of an Option to that person.

5	EXERCISE OF OPTIONS

5.1	If an Option is subject to vesting pursuant to Clause 2.4, it may only be exercised if it has vested.

5.2	Subject to Clause 5.1, an Option may be exercised by an Optionholder at such time(s) as the Board determines at the time of grant.

5.3	When exercised, each Option held by an Optionholder entitles the Optionholder to subscribe for and to be issued one Share (credited as fully paid). The subscription price for the Share is equal to and satisfied by payment of the Exercise Price of the Option.

5.4	An Optionholder may exercise Options by lodging with the Company a notice of exercise in a form approved or accepted by the Board. The notice of exercise must be accompanied by payment of the aggregate Exercise Price for the Options the subject of the notice.

5.5	If an Optionholder does not exercise all Options held by the Optionholder, the Optionholder must exercise Options in multiples of 100 or other multiple permitted by the Board. On exercise of any Options by an Optionholder, the Company must issue Shares in accordance with this Plan. The Company must comply with the requirements of the Corporations Act and, if the Company is Listed, the Listing Rules in connection with the manner and timing of issue of the Shares. The Company is not obliged to issue Shares unless it has received cleared funds on account of the Exercise Price of the relevant Options.

5.6	Shares issued on exercise of Options rank equally with all existing Shares from the date of the issue of such Shares.

5.7	Shares may only be issued in the name of the Optionholder exercising the Option unless the Board otherwise agrees.

5.8	Shareholders Agreement

If, at the time that an Optionholder purports to exercise any Option, a Shareholders Agreement is in existence, the Optionholder must also execute the Shareholders Agreement or, if the Board so determines, a Deed of Accession to the Shareholders Agreement (pursuant to which the Optionholder will be deemed to be a party to the Shareholders Agreement and will agree to be bound by the Shareholders Agreement) in a form and substance satisfactory to the Company. This sub-Clause does not apply if the Company is Listed.

5.9	Attorney

Each Optionholder, by accepting the grant of Options irrevocably appoints any two Directors of the Company jointly as their attorneys to do all such acts, matters and things and to execute transfers and other documents on their behalf to effect compliance by that Optionholder with their obligations under this Plan, and each Optionholder, by accepting the Invitation, ratifies and confirms all such actions carried out on its behalf by the attorneys. This sub-Clause does not apply if the Company is Listed.

5.10	Exercise Price

5.11	Subject to Clause 10, the Exercise Price in respect of each Option shall be determined by the Board in its absolute discretion and set out in the notice of grant.

5.12	Compliance with Laws

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issue and delivery of such Shares complies with all applicable laws.

6	LAPSE OF OPTIONS

6.1	If an Optionholder ceases to be an Eligible Person (other than through the death of the Optionholder):

6.1.1	all Options which have not yet vested automatically lapse; and

6.1.2	the Options which have already vested in the Optionholder lapse on the expiry of 30 days (or such longer period as determined by the Board) after the date on which the Optionholder ceases to be an employee (or director as the case may be), unless the employee ceases to be an employee (or director) as a result of termination for cause (as defined in the relevant Optionholder’s employment agreement) dishonesty or fraud in which case the Options lapse immediately on ceasing to be an employee.

6.2	On the death of an Optionholder:

6.2.1	all Options which have not yet vested automatically lapse; and

6.2.2	notwithstanding anything to the contrary in this Plan, the Options that had already vested in the Optionholder prior to death, lapse on the expiry of 12 months after the death of the Optionholder (except to the extent that the executor or beneficiaries of that Optionholder’s estate exercise any or all of those Options).

6.3	Notwithstanding anything to the contrary contained in this Plan, the Board may in its absolute discretion allow an Optionholder that is no longer an Eligible Person to exercise some or all of the vested Options held by that Optionholder.

7	BUY BACK

7.1	The Board may, in its absolute discretion, at any time determine (in accordance with the requirements of the Company’s constitution and the Corporations Act) to revoke, cancel or make arrangements to buy back Shares issued as a result of the exercise by an Optionholder of an Option at a price that is not less than the Market Value of the Shares and in accordance with the requirements of the Constitution and the Corporations Act. It is a condition of issue of each Share issued on exercise of an Option that this provision of the Plan continues to apply to the holder of the Shares and its transferees despite exercise of the Options giving rise to the issue of the Shares. The holder must procure that transferees agree with the Company to be bound by this condition.

7.2	Clause 7.1 only applies until the Company is Listed with the intent that:

7.2.1	Clause 7.1 ceases to apply once the Company is Listed; and

7.2.2	as long as the Company is not listed, if there is a trade sale or takeover of the Company or the Company wishes for any other reason to buy back or cancel Shares issued on exercise of Options, the Company can do so in accordance with Clause 7.1.

7.3	The provisions of this Clause may be applied on more than one occasion to some or all Shares subject to which this Clause applies.

8	NO TRANSFERS

8.1	Options may not be transferred, encumbered, assigned or otherwise disposed of except by transmission on death of the Optionholder or with the prior written consent of the Board (which may be given or withheld at its discretion), and may be exercised (during the lifetime of an Optionholder) only by the relevant Optionholder, or, a person or persons to whom the Options have been transferred pursuant to, and in accordance with, this Clause.

8.2	The Shares issued on conversion of Options may not be transferred, encumbered, assigned or otherwise disposed of except by transmission on death or with the prior written consent of the Board. This sub-Clause does not apply if the Company is Listed.

9	QUOTATION OF OPTIONS AND SHARES

9.1	Options will not be listed on any securities exchange on which the Company is Listed.

[2]	This provision can be simplified if you would like.
[3]	For this Clause to work properly we need to bind the assignees to the shareholders agreement etc.

9.2	If the Company is Listed at the time of exercise of any Options, the Company will make application to the relevant securities exchange for listing or quotation of the Shares issued on exercise of the Options. Any such application is to be made in accordance with the requirements of the applicable Listing Rules.

9.3	The grant of each Option is subject to a condition that if the Company becomes Listed, the Optionholder or holder of Shares issued on exercise of Options must sign any restriction (escrow) agreement required by the relevant securities exchange or the Company, in respect of the Option or any shares issued on exercise of the Option.

10	VARIATIONS OF CAPITAL AND PARTICIPATION RIGHTS

10.1	Reorganisation

In the event of a consolidation, subdivision or similar reconstruction of the issued capital of the Company:

10.1.1	the number of Shares to which a Participant is entitled on exercise of an Option will be reduced or increased in the same proportion as the issued capital of the Company is consolidated, subdivided or reconstructed (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the consolidation, subdivision or reconstruction); and

10.1.2	an appropriate adjustment will be made to the Exercise Price (if required), to the effect that the total amount payable on an exercise of all Options by each Participant will not alter.

10.2	Pro rata Rights Issues

If, prior to an exercise of an Option by an Optionholder, any offer or invitation is made by the Company to at least all holders of Shares, the Exercise Price of the Option will be reduced according to the following formula:

O' =  O – E[P–(S + D)]

N + 1

Where:

O' =  the new Exercise Price of the Option;

O  =  the old Exercise Price of the Option;

E  =  the number of Shares into which the Option is exercisable;

P =	the subscription price for a Share under the pro rata issue or, if the Company is Listed, the average market price per Share (weighted by reference to volume) of the Shares during the 5 trading days on the exchange on which the shares are Listed ending on the day before the ex-rights date or ex-entitlements date or if there is no such date then the date chosen by the Board. If the Company is Listed on more than one exchange, then this provision is to be interpreted by reference to trading on the primary exchange on which Shares are Listed (unless the Board otherwise determines);

S  =  the subscription price for a Share under the pro rata issue;

D  =  the dividend due but not yet paid on the existing Shares (except those to be issued under the pro rata issue); and

N  =  the number of Shares with rights or entitlements that must be held to receive a right to one new Share.

10.3	Bonus Issues

In the event that the Company makes a bonus issue of Shares to ordinary shareholders the number of Shares over which the Options are exercisable may be increased by the number of Shares which the Optionholder would have received if the relevant Option had been exercised before the record date of the bonus issue.

10.4	Return of Capital

If, prior to the exercise of an Option by an Optionholder, the Company makes a return of capital to holders of Shares generally, the Exercise Price will be reduced by the amount of the capital returned in respect of each Share.

10.5	Cumulative Adjustments

The terms of this Clause 10 relating to bonus issues, rights issues, reconstructions and returns of capital may be applied on more than one occasion such that their effects may be cumulative. It is intended that the adjustments they progressively effect will be such as to reflect in relation to the Shares subject to Options, the adjustments which on the occasions in question are progressively effected in relation to Shares already on issue.

10.6	Notice of Adjustments

Whenever the number of Shares subject to an Option or the Exercise Price is adjusted in accordance with these rules, the Company will give notice of the adjustment to the Optionholder holding the Option.

10.7	Dividends

Options shall not confer on the Optionholder a right to participate in any dividends paid by the Company.

10.8	Participation in New Issues

An Optionholder may only participate in issues of securities by the Company if the Option has been exercised and a Share allotted in respect of the exercise of that Option before the books closing date for determining entitlements to the security issue.

10.9	Voting

Options do not confer:

10.9.1	a right to notices of general meetings, except as may be required by law;

10.9.2	a right to attend or speak at general meetings of the Company;

10.9.3	a right to vote at any such general meetings of the Company.

11	LIQUIDITY EVENTS

Upon the occurrence of a Liquidity Event, all Options (if any) which has not yet vested, vest on the Business Day immediately preceding the Liquidity Event and shall be capable of immediate exercise.

12	PLAN AND OPTION AMENDMENTS

12.1	The rights attaching to the Options may be amended by the Board subject to receipt of any necessary shareholder or other approval under:

12.1.1	the Corporations Act 2001 or any other law applicable to the Company; and

12.1.2	if the Company is Listed, the applicable Listing Rules.

12.2	If the provisions of this Plan or the terms of grant of the Options are inconsistent with the Corporations Act, then the Corporations Act prevails to the extent of any inconsistency and the terms of the Options will be deemed modified accordingly without further action by the Company, the Board or the holder of the Option being necessary.

12.3	If the Company is Listed and the provisions of this Plan or the terms of grant of the Options are inconsistent with the Listing Rules, then the Listing Rules prevail to the extent of any inconsistency and the terms of the Options will be deemed modified accordingly without further action by the Company, the Board or the holder of the Option being necessary.

12.4	Without limiting the generality of Clause 12.3, it is a term of each Option that, if the Company is Listed, the rights of the Optionholder who holds the Option are deemed modified from time to time as necessary to ensure the terms of the Options comply with the Listing Rules applying to reorganisations of capital at the time of any re-organisation of the Company’s capital and despite any inconsistent provision in the terms of this Plan.

12.5	Subject to Clauses 12.1 to 12.3 (inclusive) and, if the Company is Listed, to receipt of any necessary approvals under the Listing Rules, the terms of this Plan may be amended by the Board but without prejudice to the existing or accrued rights of Optionholders before any amendments are made.

13	ADMINISTRATION

13.1	This Plan shall be administered by the Board and any determination by the Board in respect of the operation of this Plan shall be final and binding on all Optionholders.

13.2	Without limiting the generality of Clause 13.1, the Board has the powers, among other things:

13.2.1	to determine appropriate procedures for administration of this Plan;

13.2.2	to resolve conclusively all questions of fact or interpretation in connection with this Plan;

13.2.3	to approve forms of invitations, acceptances and other documents for the purposes of this Plan;

13.2.4	if the Market Value of the Shares has declined since the date the Options are granted, to reduce the Exercise Price of that Option to any then current Market Value; and

13.2.5	to delegate to any one or more persons, for such period and on such conditions as they may determine, the exercise of any of its powers or discretions arising under this Plan.

14	NOTICES

14.1	Notices may be given by the Company to Optionholders in the manner permitted by the Company’s Constitution for the giving of notices to holders of Shares and the relevant provisions of the Constitution apply (with necessary changes) to notices given to Optionholders.

14.2	Service of all documents required by this Plan shall be deemed to be affected if the Company sends the document by registered post to the last address of the Optionholder known to the Company.

15	TERMINATION OF THE PLAN

This Plan may be determined at any time by resolution of the Board. Termination of this Plan will be without prejudice to the rights of Optionholders in respect of Options outstanding at the date of termination.

16	GOVERNING LAW

The terms of this Plan are governed by the laws of the State of New South Wales, Australia.